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                                                                       EXHIBIT 1



                              IRIDIUM OPERATING LLC
                           IRIDIUM CAPITAL CORPORATION

               $350,000,000 ___ % Senior Notes due 2005, Series D

                             UNDERWRITING AGREEMENT

                                                                    May __, 1998

CHASE SECURITIES INC.
BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE,
     FENNER & SMITH INCORPORATED
c/o Chase Securities Inc.
270 Park Avenue, 4th Floor
New York, New York  10017

Ladies and Gentlemen:

                  Iridium Operating LLC, a Delaware limited liability company ("Iridium"), and Iridium Capital Corporation, a Delaware corporation and a wholly owned subsidiary of Iridium ("Capital" and, together with Iridium, the "Note Issuers"), propose to issue and sell $350,000,000 aggregate principal amount of ___% Senior Notes due 2005, Series D (the "Notes"). The Notes will be guaranteed (the "Guarantees") on a senior unsecured basis by Iridium Roaming LLC, Iridium IP LLC and Iridium Facilities Corporation (collectively, the "Guarantor Subsidiaries" and, together with the Note Issuers, the "Issuers"). The Notes and the Guarantees are collectively referred to herein as the "Securities"). The Notes will be issued pursuant to an Indenture to be dated as of __________ __, 1998 (the "Indenture") among the Note Issuers, the Guarantor Subsidiaries and State Street Bank and Trust Company, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined below). The Issuers hereby confirm their agreement with Chase Securities Inc. ("CSI"), Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") concerning the purchase of the Notes from the Note Issuers by the several Underwriters.

                  1. Representations, Warranties and Agreements of the Issuers. Each of the Issuers, jointly and severally, represent and warrant to, and agree with, the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) A registration statement on Form S-1 (File No. 333-______), including a form of prospectus, relating to the Securities has been prepared by the Issuers in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed by the Issuers with the Commission. The Issuers may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Issuers will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or
         (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424 (b)(1) or (4). In the case of clause (ii) above, the Issuers have included in such registration statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A


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         Information")) required by the Securities Act and the Rules and
         Regulations to be included in the final prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as any Issuer has advised you, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission, and "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act, any prospectus filed with the Commission by the Issuers pursuant to Rule 424(a) and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information. Such registration statement, as amended at the Effective Time, including all Rule 430A Information, if any, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement is hereinafter referred to as the "Prospectus." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Prospectus.

                  (b) At the Effective Time, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein (the "Underwriters' Information").

                  (c) Each of Iridium, Iridium Roaming LLC and Iridium IP LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not have a material adverse effect on the condition (financial or otherwise), or in the earnings, business affairs or business prospects of Iridium, whether or not arising in the ordinary course of business (a "Material Adverse Effect"). Iridium's only subsidiaries are Capital, Iridium Roaming LLC, Iridium Facilities Corporation and Iridium IP LLC.

                  (d) Each of Capital and Iridium Facilities Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, is duly qualified to do business and is in good standing as foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where


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         the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect. Neither Capital nor Iridium Facilities Corporation has any subsidiaries.

                  (e) Iridium has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization." All of the outstanding shares of capital stock or limited liability company interests, as the case may be, of Capital and the Guarantor Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Iridium, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (f) The Issuers have full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the "Transaction Documents") to the extent a party thereto and to perform their obligations hereunder and thereunder.

                  (g) This Agreement has been duly authorized, executed and delivered by the Issuers.

                  (h) The Indenture has been duly authorized by the Note Issuers and the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Note Issuers and the Guarantor Subsidiaries enforceable against the Note Issuers and the Guarantor Subsidiaries in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (i) The Securities have been duly authorized by the Note Issuers and the Guarantor Subsidiaries and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Note Issuers and the Guarantor Subsidiaries, as the case may be, entitled to the benefits of the Indenture and enforceable against the Note Issuers and the Guarantor Subsidiaries, as the case may be, in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (j) Each of the Transaction Documents, the Limited Liability Company Agreement of Iridium LLC, dated as of July 29, 1996, as amended (the "LLC Agreement"), and the Limited Liability Company Agreement of Iridium Operating LLC dated as of December 18, 1997, as amended (the "Iridium Operating LLC Agreement"), described in the Prospectus conforms in all material respects to the description thereof contained in the Prospectus; provided, however, that the Issuers make no representation or warranty as to whether this Agreement conforms to the description thereof contained in the Prospectus.

                  (k) The execution, delivery and performance by each of the Issuers of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Issuers are a party or by which the Issuers are bound or to which any of the property or assets of the Issuers are subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the Transaction Documents), nor will such actions result in any violation of the provisions of the charter, by-laws, certificate of formation or limited liability company agreement of the Issuers or any statute or any judgment, order,


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         decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Issuers or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Issuers of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a "Repayment Event" means any event or conditions which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Iridium.

                  (l) The accountants who certified the financial statement and the consolidated financial statements included in the Prospectus are independent public accountants within the meaning of the Securities Act and the Rules and Regulations thereunder. The financial statement and the consolidated financial statements included in the Registration Statement and Prospectus, together with the related notes, present fairly the financial position of Iridium, Iridium's predecessor and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity, members' equity and cash flows of Iridium, Iridium's predecessor and their respective consolidated subsidiaries for the periods specified; said financial statement and the consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except, in the case of the interim financial statements, for the absence of complete footnote disclosure and customary year-end adjustments. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statement and the consolidated financial statements included in the Prospectus.

                  (m) Except for matters which are described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Iridium, threatened, against or affecting Iridium, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Transaction Documents or the performance by Iridium of its obligations hereunder or thereunder; all pending legal or governmental proceedings to which Iridium is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities pursuant to the Transaction Documents, or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Issuers which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Prospectus or Prospectus in any jurisdiction; and the Issuers have complied with any and all requests by any Federal or state securities authority for additional information to be included in the Preliminary Prospectus or Prospectus.

                  (o) There are no contracts or other documents which are required under the Securities Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement and which have not been so described or filed.

                  (p) None of the Issuers is (i) in violation of its by-laws, certificate of formation, certificate of incorporation or limited liability company agreement, as the case may be, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a


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         default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except for any default or violation that would not result in a Material Adverse Effect.

                  (q) Except as disclosed in the Prospectus or as would not have a Material Adverse Effect, (i) Iridium possesses or has the right to benefit from such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by Iridium and
         (ii) Iridium is in compliance with the current terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and Iridium has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. This representation does not extend to Governmental Licenses required for Iridium to conduct its business as proposed to be conducted, most of which have not been obtained.

                  (r) Each of the Issuers believes that it is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by a company registered as an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (s) Iridium maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) Iridium has insurance as required by Section 4.16 of the Indenture.

                  (u) Except as described in the Prospectus or as would not have a Material Adverse Effect, Iridium owns or possesses or reasonably believes it can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, but excluding any required regulatory licenses or approvals), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property"), or that it can contract on reasonable terms with third parties who can acquire the Intellectual Property necessary to carry on the business now operated by Iridium or described in the Prospectus, and Iridium has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of Iridium and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (v) Iridium has good and marketable title to all real property it owns; Iridium has good title to all other properties owned by it free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases


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         and subleases material to the business of Iridium and under which
         Iridium holds properties described in the Prospectus, are in full force and effect, and Iridium has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Iridium under any of the leases or subleases mentioned above, or affecting or questioning the rights of Iridium to the continued possession of the leased or subleased premises under any such lease or sublease, except such as would not reasonably be expected to have a Material Adverse Effect.

                  (w) No labor dispute with the employees of any of the Issuers exists or, to the knowledge of the Issuers, is imminent.

                  (x) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of any of the Issuers which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan (other than a multiemployer plan) is in compliance in all material respects with applicable law, including ERISA and the Code; the Issuers have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which any of the Issuers would have any liability; and each such pension plan (other than a multiemployer plan) that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (y) Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
         (i) Iridium is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) Iridium has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Iridium and (iv) there are no events or circumstances that might reasonably be expected or form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Iridium relating to Hazardous Materials or any Environmental Laws.

                  (aa) Except as disclosed in the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, to the best of the Issuers' knowledge, none of the parties to (i) the Gateway Authorization Agreements, (ii) the Space System Contract, (iii) the Operations and Maintenance Contract, (iv) the Iridium Business Support System Contract with Andersen Consulting, (v) the Terrestrial Network Development Contract, (vi) the Support Agreement between Iridium and Motorola, (vii) the Amended and Restated Agreement Regarding Guarantee,
         (viii) the Motorola MOU, (ix) the LLC Agreement and (x) the Iridium Operating LLC Agreement (collectively, the foregoing are herein called the "Principal Agreements"), is in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained therein. Each of the Principal Agreements that Iridium has previously delivered to the Underwriters is a true and correct copy, and there have been no additional amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto. Iridium has duly and validly authorized, executed and delivered each of the Principal Agreements to which it is a


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         party and, to the best of the Issuers' knowledge, the other parties to each of the Principal Agreements have duly and validly executed and delivered each of the Principal Agreements and, assuming due and valid authorization, execution and delivery by such other parties, each of the Principal Agreements (except for the LLC Agreement) is a valid and legally binding agreement of Iridium, enforceable against Iridium in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided that no representation or warranty is made with respect to any provision of any Principal Agreement purporting to require indemnification of, or contribution to, the liability losses, damages or claims of any person to the extent that such provision may be limited by applicable laws.

                  (bb) The Federal Communications Commission (the "FCC") has authorized Motorola, Inc. (Motorola, Inc., together with its subsidiaries, "Motorola") to construct a mobile satellite system capable of operating in the 1616 to 1626.5 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Orders and Authorization (DA 95-131), released January 31, 1995, DA 95-372, released February 28, 1995, FCC 96-279, released June 27, 1996, DA 96-1789, released October 30, 1996.

                  (cc) None of the Issuers is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (dd) The Issuers have not taken and will not take, directly or indirectly, any action prohibited of them by Regulation M under the Exchange Act in connection with the offering of the Notes (other than actions taken by the Underwriters on behalf of Iridium and its affiliates).

                  (ee) The statements (including the assumptions described therein) included in the Prospectus relating to Iridium's operations, prospects, expected markets, expected technical capabilities, expected funding needs, expected financing sources, expected pricing, expected launch schedule, expected commercial operations schedule, estimates of customer counts, estimates of the expected retail usage fees for Iriduim World Satellite Services, estimates of the expected size of addressable markets for mobile satellite services, the estimate of the last year in which Iridium will have negative cash flow and a net increase in year-end borrowings and expected future regulatory approvals, as well as information concerning expected characteristics of competing systems and expected actions of third parties such as equipment suppliers, gateway operators, service providers and roaming partners, were made by Iridium with a reasonable basis and reflect Iridium's good faith estimate of the matters described therein.

                  (ff) The Issuers have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

                  (gg) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of any of the Issuers, whether or not arising in the ordinary course of business, (ii) the Issuers have not incurred any liability or obligation, direct or contingent, other than in the ordinary course of business which is material with respect to Iridium, (iii) the Issuers have not entered into any transaction, other than in the ordinary course of business which is material with respect to Iridium, and (iv) there has not been any change in the capital stock, membership interests or long-term debt of the Issuers other than fluctuations in revolving credit agreements, or any dividend or distribution of any kind declared, paid or made by the Issuers on any class of their capital stock or membership interests. Launch delays shall not be covered by this representation.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuers, the principal amount of Notes (together with the related Guarantees) set forth opposite the name of such Underwriter on Schedule 1 hereto at a purchase price of ______% of the principal amount of the Notes (together with accrued interest, if any, from May ___, 1998).

                  (b) The Issuers shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. The Issuers acknowledge and agree that, subject to the restrictions herein and under applicable law, the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

                  3. Delivery of and Payment for the Securities. (a) Delivery of the Notes and payment for the Notes shall be made at the offices of Milbank, Tweed, Hadley & McCloy, Washington, D.C., or at such other place as shall be agreed upon by the Underwriters and the Issuers, at 10:00 A.M., New York City time, on May __, 1998, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Underwriters and the Issuers (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Issuers by wire or book-entry transfer of immediately available funds to such account or accounts as the Issuers shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Underwriters of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Securities shall be in global form, registered in the name of DTC (as hereinafter defined) or its nominee and in such denominations as CSI on behalf of the Underwriters shall have requested in writing not less than two full business days prior to the Closing Date. The Issuers agree to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Underwriters in New York, New York or Washington, D.C. at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Issuers. Each of the Issuers agrees with each of the several Underwriters:

                  (a) If the Effective Time is prior to the execution and delivery of this Agreement, to file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriters, subparagraph (4)) of Rule 424(b) within the time period prescribed by such rule and to provide evidence satisfactory to the Underwriters of such timely filing; to file promptly all reports and any definitive proxy or information statements required to be filed by the Note Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering and sale of the Securities;

                  (b) to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and not to effect such amendment or supplement without the consent of the Underwriters, which consent shall not be unreasonably withheld or delayed; to advise the Underwriters promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus, or of any request by the Commission therefor, and upon obtaining knowledge of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Underwriters promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order or suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (c) to furnish to each of the Underwriters, without charge, one signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriters such number of the following documents as the Underwriters may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus;

                  (d) prior to making any amendment to the Registration Statement or amendment or supplement to the Prospectus, to furnish a copy thereof to each of the Underwriters and counsel for the Underwriters and not to effect any such amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Underwriters shall reasonably object by notice to the Issuers after a reasonable period to review;

                  (e) if the delivery of a prospectus is required at any time in connection with the sale of the Securities and if at such time any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Issuers, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law as a request from the Commission, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Prospectus, as so amended or supplemented, will comply with the Securities Act, the Exchange Act, with a request from the Commission or with any applicable law;

                  (f) as soon as practicable to make generally available to the
         Note Issuers' security holders and to deliver to the Underwriters an earning statement of Iridium and Iridium's subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of Iridium, Rule 158);

                  (g) to promptly take from time to time such actions as the Underwriters may reasonably request, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Issuer shall be obligated to qualify as a foreign corporation or dealer in any jurisdiction in which it is not so qualified, to subject itself to taxation or other governmental fees and charges in respect of any jurisdiction to which it is not otherwise subject or to file a general consent to service of process in any jurisdiction;

                  (h) to reasonably assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) for a period of 45 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by any of the Issuers or any of their subsidiaries (other than the Securities and pursuant to an exchange offer, Iridium's 11 1/4% Senior Notes due 2005), without the prior written consent of the Underwriters;

                  (j) in connection with the offering of the Notes, until CSI on behalf of the Underwriters shall have notified the Issuers of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange
         Act) not to (except for actions taken by the Underwriters whether or not on behalf of the Issuers), either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities; and

                  (k) to furnish to each of the Underwriters on or prior to the Closing Date hereof a copy of the independent accountants' report included in the Registration Statement signed by the accountants rendering such report.

                  5. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuers contained herein, to the accuracy of the statements of the Issuers and their officers made in any certificates delivered pursuant hereto, to the performance by the Issuers of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Registration Statement shall have become effective and the Indenture shall have been qualified under the Trust Indenture Act, and the Underwriters shall have received notice thereof, not later than (i) 6:00 p.m. New York Time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or
         (ii) 12:00 noon New York City time on the business day following the day on which the offering price was determined if such determination occurred after 3:00 p.m. New York City time on such date. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriters may agree.

                  (c) None of the Underwriters shall have discovered and disclosed to Iridium on or prior to the Closing Date that the Prospectus, as amended or supplemented, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters specified herein, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Underwriters, and the Issuers shall have furnished to the Underwriters all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (e) Sullivan & Cromwell shall have furnished to the Underwriters their written opinion and letter, as counsel to the Issuers, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.

                  (f) Steptoe & Johnson LLP shall have furnished to the Underwriters their written opinion, as regulatory counsel for Space System License, Inc. as FCC license holder, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex B hereto.

                  (g) F. Thomas Tuttle, Esq. shall have furnished to the Underwriters his written opinion, as General Counsel of Iridium, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex C hereto.

                  (h) The Underwriters shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Underwriters shall have received from Goldberg, Godles, Wiener & Wright, regulatory counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (j) The Issuers shall have furnished to the Underwriters a letter (the "Initial Letter") of KPMG Peat Marwick LLP, addressed to the Underwriters and dated the date hereof, containing statements and information of the type ordinarily included in accountants "comfort letters" with respect to the financial statements and certain financial information contained in the Prospectus.

                  (k) The Issuers shall have furnished to the Underwriters a letter (the "Bring-Down Letter") of KPMG Peat Marwick LLP, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Issuers within the meaning of the Securities Act and the Rules and Regulations thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (l) As of the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Iridium, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of Iridium and of the chief financial or chief accounting officer of Iridium, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) each of the Issuers, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date pursuant hereto and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose has been instituted or are pending or are contemplated by the Commission. Launch delays and satellite anomalies shall not be covered by this condition.

                  (m) The Underwriters shall have received a certificate, dated the Closing Date, of the President or Vice President of Motorola, in form and substance satisfactory to counsel for the Underwriters, as to the accuracy of the statements attributed to Motorola in the Prospectus, and to such other matters relating to Motorola as counsel for the Underwriters may reasonably request, substantially to the effect set forth in Annex D hereto.

                  (n) The Indenture shall have been duly executed and delivered by the Note Issuers, the Guarantor Subsidiaries and the Trustee, and the Notes shall have been duly executed and delivered by the Issuers and duly authenticated by the Trustee.

                  (o) If any event shall have occurred that requires the Issuers under Section 4(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Closing Date.

                  (p) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of Iridium, whether or not arising in the ordinary course of business, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus (exclusive of any amendment or supplement thereto).

                  (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities, as contemplated by the Prospectus; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale as contemplated by the Prospectus of the Securities.

                  (r) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities by Moody's Investors Service Inc. or Standard and Poor's Ratings Group and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities.

                  (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission or the Nasdaq National Market by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuers on any exchange or in the over-the-counter market shall have been suspended or
         (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable to market the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus.

                  6. Effectiveness and Termination. This Agreement shall become effective upon the later of (i) when the Underwriters and the Issuers shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by Issuers prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(p), (q), (r) or (s) shall have occurred and be continuing.

                  7. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of the Notes (and the related Guarantees) which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on such Closing Date if the total principal amount of Notes which the defaulting Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of Notes to be purchased on such Closing Date and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Notes which it agreed to purchase on such Closing Date. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters or those other purchasers satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on such Closing Date.

                  (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter by the non-defaulting Underwriters as provided in subsection (a) above, the aggregate principal amount of such Notes which remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, then this Agreement shall thereupon terminate without liability on the part of any Underwriter or the Issuers, except for the expenses to be borne by the Issuers as provided in Section 8 and 12 and the indemnity and contribution agreement in Sections 9 and 10, but nothing herein shall relieve a defaulting Underwriter from liability for its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriters, either the non-defaulting Underwriters or the Note Issuers may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Note Issuers or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Note Issuers agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

                  8. Reimbursement of Underwriters' Expenses. If this Agreement shall have been terminated pursuant to Section 6 or due to the failure of the Issuers to fulfill a condition stated in Section 5, the Issuers shall reimburse the Underwriters for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed public offering and sale of the Notes. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Underwriters, the Issuers shall not be obligated to reimburse any Underwriter on account of such expenses.

                  9. Indemnification. (a) The Issuers shall, jointly and severally, indemnify and hold harmless each Underwriter and its affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Underwriter), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Underwriters' Information; and provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, or any Prospectus that has been amended or supplemented to reflect an event subsequent to the effective date of the Registration Statement, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (B) the untrue statement in or omission from such Preliminiary Prospectus, or any Prospectus that has been amended or supplemented to reflect an event subsequent to the effective date of the Registration Statement, was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 4(c).

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Issuers and their respective affiliates, and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Issuers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters' Information, and shall reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of independent counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of independent counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any action effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  10. Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers without duplication, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers on the one hand or to any Underwriters' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates and controlling persons of the Issuers and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. The Issuers agree with the Underwriters to pay
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and amendments and exhibits thereto, (c) the costs of printing and distributing the Registration Statement as originally filed and each exhibit thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto all as provided in this Agreement; (d) the costs of reproducing and distributing each of the Transaction Documents; (e) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (f) the fees and expenses of the Issuers' counsel and independent accountants; (g) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Underwriters);
(h) any fees charged by rating agencies for rating the Securities; (i) the fees and expenses of the Trustee and any paying agents (including related fees and expenses of any counsel to such parties); (j) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; and (k) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC. Except as provided in this Section 12 and Section 8, the Underwriters shall pay their own costs and expenses.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Underwriters contained in this Agreement or made by or on behalf of the Issuers or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Stephanie Cuskley (telecopier no.: (212) 270-0994); or

                           (b) if to the Note Issuers or Guarantor Subsidiaries, shall be delivered or sent by mail or telecopy transmission to c/o Iridium Operating LLC at 1575 Eye Street N.W., Washington, D.C. 20005,
         Attention: General Counsel (telecopier no.: 202-408-3761);

                  provided that any notice to an Underwriter or Issuer pursuant to Section 9(c) shall also be delivered or sent by mail to such Underwriter or Issuer at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by CSI.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in the "Description of Notes" section of the Prospectus and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  16. Underwriters' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in any Preliminary Prospectus and Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; (ii) the legend on the first inside cover page concerning over-allotment and trading activities by the Underwriters; and (iii) the statements concerning the Underwriters contained in the ___ paragraph under the heading "Underwriting."

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuers and the several Underwriters in accordance with its terms.

                                               Very truly yours,

                                               IRIDIUM OPERATING LLC

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                               IRIDIUM CAPITAL CORPORATION

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                               IRIDIUM ROAMING LLC

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                               IRIDIUM IP LLC

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                               IRIDIUM FACILITIES CORPORATION

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted:

CHASE SECURITIES INC.

By
  ----------------------------
        Authorized Signatory

Address for notices pursuant to Section 9(c):

1 Chase Plaza, 25th floor
New York, New York  10081
Attention:  Legal Department

BARCLAYS CAPITAL INC.

By
  ----------------------------
     Authorized Signatory

Address for notices pursuant to Section 9(c):
[_________________]

MERRILL LYNCH, PIERCE, FENNER
   & SMITH INCORPORATED

By
  ----------------------------
        Authorized Signatory

Address for notices pursuant to Section 9(c):

5500 Sears Tower
Chicago, Illinois 60606
Attention:  M. Gray Stevens

                                                                      SCHEDULE 1

Underwriters                                Principal Amount of Notes

Chase Securities Inc.
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated

                                                 -------------------
                Total                                $350,000,000

                                     ANNEX A

                          FORM OF OPINION AND LETTER OF
                            SULLIVAN & CROMWELL TO BE
                              DELIVERED PURSUANT TO
                                  SECTION 5(e)

                                     ANNEX B

                    FORM OF OPINION OF STEPTOE & JOHNSON LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(f)

                                     ANNEX C

                  FORM OF OPINION OF GENERAL COUNSEL OF IRIDIUM
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(g)

                                     ANNEX D

                             FORM OF CERTIFICATE OF
                           VICE PRESIDENT OF MOTOROLA
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(m)